UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014 (July 30, 2014)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

    On July 30, 2014, Flatiron Funding, LLC, a wholly-owned financing subsidiary of CĪON Investment Corporation, entered into a fourth amended and restated confirmation letter agreement (the “Fourth Amended and Restated Confirmation”) governing its total return swap (the “TRS”) with Citibank, N.A.  Pursuant to the Fourth Amended and Restated Confirmation, the maximum aggregate market value of the portfolio of loans subject to the TRS (determined at the time each such loan becomes subject to the TRS) was increased from $325 million to $375 million.  No other material terms were revised in connection with the Fourth Amended and Restated Confirmation.

    The foregoing description of the Fourth Amended and Restated Confirmation is a summary only and is qualified in all respects to the provisions of the Fourth Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Fourth Amended and Restated Confirmation Letter Agreement, dated July 30, 2014, by and between Flatiron Funding, LLC and Citibank, N.A.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	July 31, 2014	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Fourth Amended and Restated Confirmation Letter Agreement, dated July 30, 2014, by and between Flatiron Funding, LLC and Citibank, N.A.